UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2002 (October 30, 2002)

Alliance Bancorp of New England, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13405	06-1495617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

348 Hartford Turnpike, Vernon, CT	06066
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (860) 875-2500

Not Applicable
(Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

Exhibits:
99.1	Exhibit to Item 9, November 4, 2002 Press Release

Item 9.   Regulation FD Disclosure.

On October 30, 2002, the Board of Directors of Alliance Bancorp of New England, Inc. (“Alliance”) approved the appointment of Patrick J. Logiudice. Mr. Logiudice will fill the unexpired term of former director William E. Dowty, Jr., who has retired. The information provided in this Item 9 and Exhibit 99.1 should not be deemed filed with the Commission but furnished to satisfy requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2002	ALLIANCE BANCORP OF NEW ENGLAND, INC. Registrant

By: /s/ DAVID H. GONCI David H. Gonci Senior Vice President/ Chief Financial Officer